                                                                       Exhibit 4

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                            Renewed Rights Agreement

                          Dated as of December 17, 1998

                                     Between

                             BANKBOSTON CORPORATION

                                       and

                                BANKBOSTON, N.A.

                                 as Rights Agent





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

                                TABLE OF CONTENTS
                                -----------------


Section 1.      Certain Definitions...............................................1

Section 2.      Appointment of Rights Agent.......................................8

Section 3.      Issuance of Rights Certificates...................................8

Section 4.      Form of Rights Certificates......................................10

Section 5.      Countersignature and Registration................................12

Section 6.      Transfer, Split Up, Combination and
                Exchange of Rights Certificates;
                Mutilated, Destroyed, Lost or
                Stolen Rights Certificates.......................................12

Section 7.      Exercise of Rights; Purchase Price;
                Expiration Date of Rights........................................13

Section 8.      Cancellation and Destruction of
                Rights Certificates..............................................16

Section 9.      Reservation and Availability of
                Capital Stock....................................................16

Section 10.     Record Date for Securities Issued
                Upon Exercise or Exchange........................................18

Section 11.     Adjustment of Purchase Price,
                Number and Kind of Shares or Number
                of Rights........................................................19

Section 12.     Certificate of Adjusted Purchase
                Price or Number of Shares........................................29

Section 13.     Consolidation, Merger or Sale or
                Transfer of Assets or Earning
                Power............................................................29

Section 14.     Fractional Rights and Fractional
                Shares...........................................................34

Section 15.     Rights of Action.................................................35

Section 16.     Agreement of Rights Holders......................................36


                                       i

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

Section 17.     Rights Certificate Holder Not
                Deemed a Stockholder.............................................36

Section 18.     Concerning the Rights Agent......................................37

Section 19.     Merger or Consolidation or Change
                of Name of Rights Agent..........................................37

Section 20.     Duties of Rights Agent...........................................38

Section 21.     Change of Rights Agent...........................................41

Section 22.     Issuance of New Rights Certificates..............................42

Section 23.     Redemption and Termination.......................................42

Section 24.     Exchange.........................................................43

Section 25.     Notice of Certain Events.........................................45

Section 26.     Notices..........................................................46

Section 27.     Supplements and Amendments.......................................46

Section 28.     Successors.......................................................47

Section 29.     Determinations and Actions by the
                Board, etc.......................................................47

Section 30.     Benefits of this Agreement.......................................48

Section 31.     Severability.....................................................48

Section 32.     Governing Law....................................................48

Section 33.     Counterparts.....................................................49

Section 34.     Descriptive Headings.............................................49

                            RENEWED RIGHTS AGREEMENT


                  RENEWED RIGHTS AGREEMENT, dated as of December 17, 1998, between BankBoston Corporation, a Massachusetts corporation (the "Company"), and BankBoston, N.A., a national banking association (the "Rights Agent").

                               W I T N E S S E T H

                  WHEREAS, on June 28, 1990, the Board of Directors of the Company (the "Board") adopted a stockholder rights plan (the "1990 Rights Plan") and executed a Rights Agreement, dated as of June 28, 1990, between the Company and the Rights Agent (as amended, the "1990 Agreement");

                  WHEREAS, the 1990 Agreement is scheduled to expire on July 12, 2000;

                  WHEREAS, on December 17, 1998, the Board determined it desirable and in the best interests of the Company and its stockholders for the Company to renew the 1990 Agreement upon its expiration and to implement such renewal by executing this Agreement (as hereinafter defined) and declaring the dividend distribution referred to in the next WHEREAS clause; and

                  WHEREAS, on December 17, 1998 (the "Rights Dividend Declaration Date"), the Board authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) of the Company outstanding upon the "Expiration Date" under the 1990 Agreement (the "Record Date") and authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of Section 11(i) or Section 11(p) hereof) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as hereinafter defined), and under certain circumstances thereafter, each Right initially representing the right to purchase one one-thousandth of a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions hereinafter set forth (the "Rights");

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

                  Section 1. Certain Definitions. For purposes of this Agreement (as hereinafter defined), the following terms have the meanings indicated:

                           (a)  "Acquiring Person" shall mean any Person (as
hereinafter defined) who or which, together with all Affiliates and Associates (as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of either (i) 10% or more of the shares of Common Stock of the Company then outstanding or (ii) Voting Securities (as hereinafter defined) representing 10% or more of the Total Voting Power (as hereinafter defined), but in either case shall not include an Exempt Person (as hereinafter defined).

                           (b)  "Act" shall mean the Securities Act of 1933,
as amended.

                           (c)  "Adjustment Shares" shall have the meaning
set forth in Section 11(a)(ii) hereof.

                           (d)  "Affiliate" and "Associate" shall have the
respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as herein after defined).

                           (e)  "Agreement" shall mean this Renewed Rights
Agreement as originally executed or as it may from time to time be supplemented, amended, renewed, restated or extended pursuant to the applicable provisions hereof.

                           (f)  A Person shall be deemed the "Beneficial
Owner" of, and shall be deemed to "beneficially own," any securities:

                                (i) which such Person or any of such
         Person's Affiliates or Associates, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, options or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event (as hereinafter defined), or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights are Original Rights (as hereinafter defined) or securities issued pursuant to Section 11(i) or
         Section 11(p) hereof in connection with an adjustment made with respect to any Original Rights;

                                (ii) which such Person or any of such
         Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding, whether or not in writing, to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (B) is not also then reportable by such Person on
         Schedule 13D under the Exchange Act (or any comparable or successor statement); or

                                (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (A) of the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company;

provided, however, that nothing in this paragraph (f) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to be deemed to "beneficially own," any securities acquired or which that Person has the right to acquire through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

                           (g)  "Board" shall have the meaning set forth in
the first "WHEREAS" clause at the beginning of this Agreement.

                           (h)  "Business Day" shall mean any day other than
a Saturday, Sunday or day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

                           (i)  "Certificate of Vote of Directors" shall mean
the Certificate of Vote of Directors Establishing a Series of a Class of Stock (a form of which was attached as Exhibit A to the

1990 Agreement), as filed with the Secretary of State of the Commonwealth of Massachusetts on June 29, 1990.

                           (j)  "Close of Business" on any given date shall
mean 5:00 P.M., Boston, Massachusetts time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., Boston, Massachusetts time, on the next succeeding Business Day.

                           (k)  "Common Stock" when used in reference to the
Company shall mean the common stock, par value $1.00 per share, of the Company or any other shares of capital stock of the Company into which such stock shall be reclassified or changed. "Common Stock" when used with reference to any Person other than the Company organized in corporate form shall mean (i) the capital stock or other equity interest in such Person with the greatest voting power, (ii) the equity securities or other equity interest having power to control or direct the management of such Person or
(iii) if such Person is a Subsidiary (as hereinafter defined) of another Person, the capital stock, equity securities of or other equity interest in the Person or Persons which ultimately control such first-mentioned Person and which has issued any such outstanding capital stock, equity securities or equity interest. "Common Stock" when used with reference to any Person not organized in corporate form shall mean units of beneficial interest which (x) represent the right to participate generally in the profits and losses of such Person (including without limitation any flow-through tax benefits resulting from an ownership interest in such Person) and (y) are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, have the power to remove the general partner or partners.

                           (l)  "Common Stock Equivalents" shall have the
meaning set forth in Section 11(a)(iii) hereof.

                           (m)  "Company" shall have the meaning set forth in
the first paragraph of this Agreement until a successor corporation or entity shall have become such or until a Principal Party (as hereinafter defined) shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder pursuant to the applicable provisions of this Agreement, and thereafter, "Company" shall mean such successor or Principal Party, respectively.

                           (n)  "Current Market Price" shall have the
meaning set forth in Section 11(d) hereof.

                           (o)  "Current Value" shall have the meaning set
forth in Section 11(a)(iii) hereof.

                           (p)  "Distribution Date" shall have the meaning
set forth in Section 3(a) hereof.

                           (q)  "Equivalent Preferred Stock" shall have the
meaning set forth in Section 11(b) hereof.

                           (r)  "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

                           (s)  "Exchange Ratio" shall have the meaning set
forth in Section 24(a) hereof.

                           (t)  "Exempt Person" shall mean: (i) the Company;
(ii) any Subsidiary of the Company; (iii) any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company; (iv) any Person or entity organized, appointed, established or holding Voting Securities of the Company by, for or pursuant to the terms of any such plan; (v) any Person who would otherwise become an Acquiring Person solely as a result of a reduction in the number of shares of Common Stock of the Company or other Voting Securities outstanding due to the repurchase of shares of such Common Stock or other
Voting Securities by the Company, as the case may be, unless and until any such Person referred to in this clause (v) shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock of the Company constituting one percent or more of the then outstanding shares of Common Stock of the Company or additional Voting Securities representing one percent or more of the Total Voting Power; or (vi) any Person who (A) is the Beneficial Owner of less than 15% of the Common Stock of the Company then outstanding or Voting Securities representing less than 15% of the Total Voting Power and has reported such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to, or reserve the right to, control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of Common Stock of the Company or Voting Securities), (B) within 10 Business Days of being requested by the Company to advise the Company regarding its intentions, certifies to the Company that such Person acquired such shares of Common Stock of the Company in excess of 9.99% or Voting Securities representing in excess of 9.99% of the Total Voting Power inadvertently or without knowledge of the terms of the Rights, (C) the Company determines acquired shares of Common Stock of the Company in excess of 9.99% or Voting Securities representing in excess of 9.99% of the Total Voting Power inadvertently or without knowledge of the terms of the Rights and (D) together with its Affiliates and Associates, thereafter does not acquire any additional shares of Common Stock of the Company or Voting Securities while the Beneficial Owner of 10% or more of the shares of Common Stock of the Company then outstanding or of Voting Securities representing 10% or more of the Total Voting Power.

                           (u)  "Expiration Date" shall have the meaning set
forth in Section 7(a) hereof.

                           (v)  "Final Expiration Date" shall mean the Close
of Business on December 17, 2008.

                           (w)  "Original Rights" shall mean Rights acquired
by a Person or any of such Person's Affiliates or Associates prior to the Distribution Date or issued pursuant to Section 22 hereof.

                           (x)  "Outside Directors" shall mean the members
of the Board who are not officers of the Company or any of its Subsidiaries and who are not Acquiring Persons or representatives, nominees, Affiliates or Associates of any Acquiring Person.

                           (y)  "Person" shall mean any individual, firm,
corporation, partnership, trust or other entity and includes without limitation an unincorporated group of persons who, by formal or informal agreement or arrangement, whether or not in writing, have embarked on a common purpose or act.

                           (aa)  "Preferred Stock" shall mean shares of
Junior Participating Preferred Stock, Series D, no par value per share, of the Company having the rights, powers and preferences set forth in the Certificate of Vote of Directors Establishing a Class or Series of Stock substantially in the form attached as Exhibit A hereto to be filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts on the Record Date.

                           (bb)  "Principal Party" shall have the meaning set
forth in Section 13(b) hereof.

                           (cc)  "Purchase Price" shall have the meaning set
forth in Section 4(a) hereof.

                           (dd)  "Record Date" shall have the meaning set
forth in the fourth "WHEREAS" clause at the beginning of this Agreement.

                           (ee)  "Redemption Price" shall have the meaning
set forth in Section 23(a) hereof.

                           (ff)  "Rights" shall have the meaning set forth in
the fourth "WHEREAS" clause at the beginning of this Agreement.

                           (gg)  "Rights Agent" shall mean the Person named
as the "Rights Agent" in the first paragraph of this Agreement until a successor Rights Agent shall have become such pursuant to the applicable provisions hereof, and thereafter, "Rights Agent" shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the applicable provisions of this Agreement, "Rights Agent" shall mean and include each such Person.

                           (hh)  "Rights Certificate" shall have the meaning
set forth in Section 3(a) hereof.

                           (ii)  "Rights Dividend Declaration Date" shall
have the meaning set forth in the fourth "WHEREAS" clause at the beginning of this Agreement.

                           (jj)  "Section 11(a)(ii) Event" shall have the
meaning set forth in Section 11(a)(ii) hereof.

                           (kk)  "Section 11(a)(ii) Trigger Date" shall have
the meaning set forth in Section 11(a)(iii) hereof.

                           (ll)  "Section 13 Event" shall have the meaning
set forth in Section 13(a) hereof.

                           (mm)  "Spread" shall have the meaning set forth in
Section 11(a)(iii) hereof.

                           (nn)  "Stock Acquisition Date" shall mean the
first date of public announcement by the Company that an Acquiring Person has become such.

                           (oo)  "Subsidiary" shall mean, with reference to
any Person, any corporation or other entity of which securities or other ownership interest having ordinary voting power sufficient, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity are at the time directly or indirectly beneficially owned or otherwise controlled by such Person and any Affiliate or Associate of such Person.

                           (pp)  "Substitution Period" shall have the meaning
set forth in Section 11(a)(iii) hereof.

                           (qq)  "Summary of Rights" shall have the meaning
set forth in Section 3(b) hereof.

                           (rr)  "Total Voting Power" on any given date shall
mean the total number of votes eligible to be cast in a general election of directors of the Company.

                           (ss)  "Trading Day" shall have the meaning set
forth in Section 11(d)(i) hereof.

                           (tt)  "Triggering Event" shall mean any Section
11(a)(ii) Event or any Section 13 Event.

                           (uu)  "Voting Securities" shall mean shares of any
class or classes of capital stock of the Company, or any series thereof, entitled to vote generally in the election of directors, including without limitation shares of the Common Stock of the Company.

                  Section 2. Appointment of Rights Agent. The Company has appointed the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon 10 days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine, and any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.

                  Section 3.  Issuance of Rights Certificates.

                           (a)  Until the earlier of (i) the Close of
Business on the tenth Business Day (or such specified or unspecified later date as may be determined by the Board before the occurrence of a Distribution Date) after the Stock Acquisition Date (or, if the tenth
Business Day (or such later date) after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth Business Day (or such specified or unspecified later date as may be determined by the Board before the occurrence of a Distribution Date) after the date that a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act if upon consummation thereof such Person would be the Beneficial Owner of (A) 10% or more of the shares of Common Stock of the Company then outstanding or (B) Voting Securities representing 10% or more of the Total Voting Power (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the certificates for the Common Stock of the Company registered in the names of the holders thereof (which certificates shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock of the Company (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, substantially in the form attached hereto as Exhibit B (the "Rights Certificates"), evidencing one Right for each share of Common Stock of the Company so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock of the Company has been made pursuant to Section 11(i) or Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall not be required to issue Rights Certificates evidencing fractional Rights, but may, in lieu thereof, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                           (b)  The Company sent a copy of a Summary of
Rights, in substantially the form attached as Exhibit C to the 1990 Agreement (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock of the Company as of the Close of Business on July 12, 1990, at the address of such holder then shown on the records of the Company. With respect to certificates for the Common Stock of the Company outstanding as of the Record Date, as set forth in paragraph (a) above, until the earlier of the Distribution Date or the Expiration Date, the Rights will be evidenced by (i) such certificates for the Common Stock of the Company with or without a copy of the Summary of Rights attached, or (ii) certificates for the Common Stock of the Company as legended pursuant to the terms of the 1990 Agreement, and the registered holders of the Common Stock of the Company shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock of the Company in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock of the Company.

                           (c)  Rights shall be issued in respect of all
shares of Common Stock of the Company which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, and to the extent provided in Section 22 hereof, in respect of shares of Common Stock of the Company issued after the Distribution Date and prior to the Expiration Date. Certificates representing such shares of Common Stock of the Company shall also be deemed to be certificates for Rights, and shall, as promptly as practicable following the Record Date, bear the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Renewed Rights Agreement between BankBoston Corporation (the "Company") and BankBoston, N.A. (the "Rights Agent") dated as of December 17, 1998, as the same may be amended, restated, renewed or extended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned (as such term is defined in the Rights Agreement) by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock of the Company represented by such certificates shall be evidenced by such certificates alone, and registered holders of Common Stock of the Company shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock of the Company represented by such certificates.

                  Section 4.  Form of Rights Certificates.

                           (a)  The Rights Certificates (and the forms of
election to purchase, assignment and certificate contained therein to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the exercise price set forth therein (such exercise price per one one-thousandth of a share of Preferred Stock, as adjusted from time to time hereunder, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                           (b)  Any Rights Certificate issued pursuant to
Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Affiliate or Associate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or
(B) a transfer which the Board, in its sole discretion, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of the provisions of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         The Rights represented by this Rights Certificate are or were beneficially owned by a Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Renewed Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

                  Section 5.  Countersignature and Registration.

                           (a)  The Rights Certificates shall be executed
under seal on behalf of the Company by its Chairman of the Board, its President or any Vice President and by its Treasurer or any Assistant Treasurer, either manually or by facsimile signature, and may have affixed thereto the Company's seal or a facsimile thereof. The Rights Certificates shall be manually countersigned by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by an authorized signatory of the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

                           (b)  Following the Distribution Date, the Rights
Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

                  Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

                           (a)  Subject to the provisions of Section 4(b),
Section 7(e), Section 14 and Section 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock of the Company, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged, with the forms of assignment and certificate contained therein duly executed, at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer or exchange of any such surrendered Rights Certificate or Rights Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate or Rights Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b),
Section 7(e), Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or ex change of Rights Certificates.

                           (b)  Upon receipt by the Company and the Rights
Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Rights Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

                  Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

                           (a)  Subject to Section 7(e) hereof, the
registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including without limitation the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii), Section 23(a) and Section 24 hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate contained therein duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price, as such amount may be reduced pursuant to Section 11(a)(iii) hereof, with respect to the total number of one one-thousandths of a share of Preferred Stock (or, following the occurrence of a Triggering Event, Common Stock of the Company, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights expire pursuant to Section 13(d) hereof and (iv) as to individual Rights, the time at which such Rights are exchanged as provided in Section 24 hereof (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the "Expiration Date").

                           (b)  The Purchase Price for each one
one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $160, shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

                           (c)  Upon receipt of a Rights Certificate
representing exercisable Rights, with the form of election to purchase and the certificate contained therein duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price, as such amount may be reduced pursuant to Section 11(a)(iii) hereof, per one one-thousandth of a share of Preferred Stock (or, following the occurrence of a Triggering Event, for Common Stock of the Company, other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Sections 7(f) and 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights
Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased
(and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price, as such amount may be reduced pursuant to Section 11(a)(iii) hereof, shall be made in cash or by certified check, cashier's check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

                           (d)  In case the registered holder of any Rights
Certificate shall exercise less than all of the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of
Section 14 hereof.

                           (e)  Notwithstanding anything in this Agreement to
the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person which the Board in its sole discretion determines is or was involved in or caused or facilitated, directly or indirectly (including through any change in the Board), such
Section 11(a)(ii) Event, (ii) a transferee of any such Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee after such Acquiring Person becomes such or (iii) a transferee of any such Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee prior to or concurrently with such Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                           (f)  Notwithstanding anything in this Agreement to
the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported assignment or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Rights Certificate surrendered for such assignment or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                  Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Rights Certificates and, in such case, shall deliver a certificate of destruction thereof to the Company.

                  Section 9.  Reservation and Availability of Capital Stock.

                           (a)  The Company covenants and agrees that, from
and after the Distribution Date, it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock of the Company, other securities, cash or other assets, as the case may be) that, as provided in this Agreement (including Section 11(a)(iii) hereof), will be sufficient to permit the exercise in full of all outstanding Rights.

                           (b)  So long as the shares of Preferred Stock
(and, following the occurrence of a Triggering Event, Common
Stock of the Company or other securities, as the case may be) issuable and deliverable upon the exercise or exchange of the Rights may be listed on any national securities exchange, the Company shall use all reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise or exchange.

                           (c)  The Company shall use all reasonable efforts
to (i) file, as soon as practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act on an appropriate form with respect to the securities purchasable upon exercise or exchange of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states and other jurisdictions in connection with the exercisability of the Rights. The Company may, acting by resolution of the Board, temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and shall issue a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required in other circumstances following the Distribution Date, the Company may similarly temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not otherwise be permitted under applicable law or a registration statement shall not have been declared effective.

                           (d)  The Company covenants and agrees that it will
take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock of the Company or other securities, as the case may be) delivered upon exercise or exchange of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price therefor, as such amount may be reduced pursuant to Section 11(a)(iii) hereof), be duly and validly authorized and issued and fully paid and nonassessable.

                           (e)  The Company further covenants and agrees
that, except as set forth in Section 6(a) hereof and this Section 9(e), it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock or other securities, as the case may be) upon the exercise or exchange of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or Common Stock or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or exchange, nor shall the Company be required to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock or other securities, as the case may be) in a name other than that of the registered holder upon the exercise or exchange of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

                  Section 10. Record Date for Securities Issued Upon Exercise or Exchange. Each Person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or Common Stock or other securities, as the case may be) is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books for the Preferred Stock (or Common Stock or other securities, as the case may be) of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books for the Preferred Stock (or Common Stock or other securities, as the case may be) of the Company are open. Prior to the exercise or exchange of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company (or the Principal Party) with respect to shares for which the Rights shall be exercisable or exchangeable, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company (or the Principal Party), except as provided herein.

                  Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares, or fractions thereof, purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                           (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding Preferred Stock, (C) combine or consolidate the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of Preferred Stock (or other capital stock, as the case may be) issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, whether or not such Right was then exercisable, and at a time when the transfer books for the Preferred Stock (or other capital stock, as the case may be) of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                    (ii) Subject to Section 24 hereof, in the event (a "Section 11(a)(ii) Event") that any Person (other than an Exempt Person), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of either 10% or more of the shares of Common Stock of the Company then outstanding or Voting Securities representing 10% or more of the Total Voting Power, unless, in either case, the event causing the 10% threshold to be crossed is
          (A) a transaction set forth in Section 13(a) hereof or (B) an acquisition of shares of Common Stock or Voting Securities of the Company pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock and other Voting Securities, if any, of the Company at a price and on terms determined by at least a majority of the Outside Directors, after receiving advice from one or more investment banking firms, to be (1) at a price that is fair to stockholders (taking into account all factors which such Outside Directors deem relevant, including without limitation prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (2) otherwise in the best interests of the Company, then, promptly after the date of the occurrence of a Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (whether or not such Right was then exercisable) and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock of the Company on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares").

                     (iii) In lieu of issuing any shares of
         Common Stock of the Company in accordance with Section 11(a)(ii) hereof, the Company, acting by resolution of the Board, may, and in the event that the number of shares of Common Stock of the Company which are authorized by the Company's articles of organization but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, acting by resolution of the Board, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price attributable to each Right (such excess being referred to as the "Spread") and (B) with respect to all or a portion of each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) equity securities of the Company other than Common Stock of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board has deemed to have the same value as shares of Common Stock of the Company (such shares of preferred stock being referred to herein as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing which, when added to any shares of Common Stock of the Company issued upon such exercise, has an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the provisions hereof and the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) hereof, as such date may be extended pursuant to
         Section 23(a) hereof or amended pursuant to Section 27 hereof, expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common
         Stock of the Company (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock of the Company could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section
         11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock of the Company shall be the Current Market Price per share of the Common Stock of the Company on the Section 11(a)(ii) Trigger Date and the value of any Common Stock Equivalent shall be deemed to be the same as the value of the Common Stock of the Company on such date.

                           (b)  In case the Company shall fix a record date
for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of (i) the number of shares of Preferred Stock or Equivalent Preferred Stock outstanding on such record date, (ii) the number of shares of Preferred Stock or Equivalent Preferred Stock underlying securities outstanding on such record date which are convertible into Preferred Stock or Equivalent Preferred Stock and (iii) the number of shares of Preferred Stock which the aggregate subscription or purchase price of the total number of shares of Preferred Stock or Equivalent Preferred Stock so to be offered (or the aggregate initial con version price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the sum of (i) the number of shares of Preferred Stock outstanding on such record date, (ii) the number of shares of Preferred Stock or Equivalent Preferred Stock underlying securities outstanding on such record date which are convertible into Preferred Stock or Equivalent Preferred Stock and (iii) the number of additional shares of Preferred Stock or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                           (c)  In case the Company shall fix a record date
for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular, periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                           (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 10 consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights) or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of such Common Stock, and prior to the expiration of the requisite 30-Trading Day or 10-Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system or as quoted by the Nasdaq National Market with respect to securities listed or admitted to trading on another national securities exchange or quoted by the Nasdaq National Market, respectively, or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or quoted by the Nasdaq National Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other quotation system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date the Common Stock is not publicly held or not so listed, admitted to trading or quoted, and no market maker is making a market in such Common Stock, Current Market Price shall mean the fair value of such shares on such date as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

                     (ii) For the purpose of any computation
         hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the penultimate sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred

         Stock is not publicly held or listed or admitted to trading or quoted in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or admitted to trading or quoted, the "Current Market Price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "Current Market Price" of one one-thousandth of a share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 1,000.

                           (e)  Anything herein to the contrary
notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease in the Purchase Price of at least one percent; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest one cent or to the nearest one ten-thousandth of a share of Common Stock or other share or one ten-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

                           (f)  If as a result of an adjustment made pursuant
to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof (or the number of Rights) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j),
(k), (l) and (m) hereof, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares; provided, however, that the Company shall not be liable for its inability to reserve and keep available for issuance upon exercise of the Rights pursuant to Section 11(a)(ii) hereof a number of shares of Common Stock of the Company greater than the number then authorized by the Company's articles of organization, but not outstanding or reserved for any other purpose.

                           (g)  All Rights originally issued by the Company
subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                           (h)  Unless the Company shall have exercised its
election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                           (i)  The Company may elect on or after the date of
any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known, at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                           (j)  Irrespective of any adjustment or change in
the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share of Preferred Stock and the number of one one-thousandths of a share of Preferred Stock which were expressed in the initial Rights Certificates issued hereunder.

                           (k)  Before taking any action that would cause an
adjustment reducing the Purchase Price below the then stated value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall use all reasonable efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

                           (l)  In any case in which this Section 11 shall
require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of one one-thousandths of a share of Preferred Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                           (m)  Anything in this Section 11 to the contrary
notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11 hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                           (n)  The Company covenants and agrees that it
shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof) if
(x) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                           (o)  The Company covenants and agrees that, after
the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                           (p)  Anything in this Agreement to the contrary
notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock of the Company payable in shares of Common Stock of the Company, (ii) subdivide the outstanding shares of Common Stock of the Company in a manner not covered by clause (i) of this Section 11(p) or (iii) combine or consolidate the outstanding shares of Common Stock of the Company into a smaller number of shares, the number of Rights associated with each share of Common Stock of the Company then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock of the Company following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock of the Company immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock of the Company outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock of the Company outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 11(a)(ii) hereof and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii) hereof.

                  Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock of the Company, a copy of such certificate and (c) mail a brief summary thereof to each record holder of a Rights Certificate (or, if prior to the Distribution Date, to each record holder of a certificate representing shares of Common Stock of the Company) in accordance with Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Company to prepare such certificate or statement or make such filings or mailings shall not affect the validity of, or the force or effect of, the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

                  Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

                           (a)  In the event (a "Section 13 Event") that, on
or after the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate or otherwise combine with, or merge with or into, any other Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) and the Company shall not be the continuing or surviving corporation of such consolidation, combination or merger, (y) any Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate or otherwise combine with, or merge with or into, the Company and the Company shall be the continuing or surviving corporation of such consolidation, combination or merger and, in connection with such consolidation, combination or merger, all or part of the outstanding shares of Common Stock of the Company or Voting Securities shall be changed into or exchanged for stock or other securities of any other Person or Persons or cash or any other property or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof); provided, however, that this clause (z) of Section 13(a) hereof shall not apply to the pro rata distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of Common Stock of the Company; then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall, on or after the later of (A) the date of the first occurrence of any such Section 13 Event or (B) the date of the expiration of the period within which the Rights may be redeemed pursuant to
Section 23 hereof (as the same may be extended pursuant to Section 23(a) hereof or amended pursuant to Section 26 hereof), have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event
(or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which, following the first occurrence of a Section 13

Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such
Section 13 Event; (ii) the shares of Common Stock of such Principal Party received by each holder of a Right upon exercise of that Right pursuant to this
Section 13 shall be fully paid and nonassessable; (iii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;
(iv) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof (except as set forth in clause (vi) of this Section 13(a)) shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (v) such Principal Party shall take such steps (including without limitation the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (vi) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

                           (b)  "Principal Party" shall mean:

                    (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted, changed or exchanged in such merger, consolidation or combination (or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest aggregate market value) or (B) if no securities are so issued, the Person that is the other party to such merger (and survives the merger), consolidation or combination (or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value), or if the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company, if it survives); and

                    (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power so transferred or if the Person receiving the greatest portion of the assets, cash flow or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person;
(2) if the Common Stock of such Person is not and has not been so registered and such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) if the Common Stock of such Person is not and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers, and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

                           (c)  The Company shall not consummate any such
Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of Section 13(a) and Section 13(b) hereof shall promptly be performed in accordance with their terms and that such Section 13 Event shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Section 13(a) and Section 13(b) hereof and further providing that, as soon as practicable after the date of such Section 13 Event, the Principal Party will:

                    (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and

         (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date and to similarly comply with applicable state securities laws;

                    (ii) use its best efforts to list or obtain quotation of (or continue the listing or quotation of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or by an automated quotation service;

                    (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

                    (iv) use its best efforts to obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, combinations or sales or other transfers. In the event that a
Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

                           (d)  Notwithstanding anything in this Agreement to
the contrary, Section 13 hereof shall not be applicable to a transaction described in subparagraph (x) or (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons (or a wholly owned Subsidiary of any such Person or Persons) who acquired shares of Common Stock or Voting Securities of the Company pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock of the Company and other Voting Securities, if any, which complies with the exception provided for in Section 11(a)(ii) hereof, (ii) the respective prices per share of Common Stock and other Voting Securities offered in such transaction are not less than the prices per share of Common Stock of the Company and other Voting Securities paid to all holders of shares of Common Stock of the Company and other Voting Securities whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock of the Company and other Voting Securities pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

                  Section 14.  Fractional Rights and Fractional Shares.

                           (a)  The Company shall not be required to issue
fractions of Rights, except prior to the Distribution Date as provided in
Section 11(i) and Section 11(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of any such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system or the Nasdaq National Market with respect to securities listed on another national securities exchange or quoted by the Nasdaq National Market, respectively, or if the Rights are not listed or admitted to trading on any national securities exchange or quoted by the Nasdaq National Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other quotation system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

                           (b)  The Company shall not be required to issue
fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price (or, if unavailable, the appropriate alternative price) of a share of Preferred Stock (in each case, as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

                           (c)  Following the occurrence of a Triggering
Event, the Company shall not be required to issue fractions of shares of Common Stock of the Company upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock of the Company. In lieu of fractional shares of Common Stock of the Company, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock of the Company. For purposes of this
Section 14(c), the current market value of one share of Common Stock of the Company shall be the closing price of one share of Common Stock of the Company or, if unavailable, the appropriate alternative price (in each case, as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                           (d)  The holder of a Right by the acceptance of
that Right expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this
Section 14.

                  Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent in
Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock of the Company); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock of the Company), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock of the Company), may, in the holder's own behalf and for the holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

                  Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                           (a)  prior to the Distribution Date, the Rights
will be transferable only in connection with the transfer of shares of Common Stock of the Company;

                           (b)  after the Distribution Date, the Rights
Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                           (c)  subject to Section 6(a) and Section 7(f)
hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated certificate for Common Stock of the Company) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated certificate for Common Stock of the Company made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

                           (d)  notwithstanding anything in this Agreement to
the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or by reason of any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use all reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

                  Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable upon the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised or exchanged for Preferred Stock, Common Stock or other securities of the Company in accordance with the provisions hereof.

                  Section 18.  Concerning the Rights Agent.

                           (a)  The Company agrees to pay to the Rights Agent
reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, reimbursement for its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

                           (b)  The Rights Agent shall be protected and shall
incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock of the Company or for other securities of the Company or upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

                  Section 19. Merger or Consolidation or Change of Name of Rights Agent.

                           (a)  Any corporation into which the Rights Agent
or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                           (b)  If at any time the name of the Rights Agent
shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                           (a)  The Rights Agent may consult with legal
counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                           (b)  Whenever in the performance of its duties
under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Clerk or any Assistant Clerk of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                           (c)  The Rights Agent shall be liable hereunder
only for its own gross negligence, bad faith or willful misconduct.

                           (d)  The Rights Agent shall not be liable for or
by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates, nor shall it be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                           (e)  The Rights Agent shall not be under any
responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereon); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock of the Company or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock of the Company or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                           (f)  The Company agrees that it will perform,
execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                           (g)  The Rights Agent is hereby authorized and
directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Clerk or any Assistant Clerk, of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken by, or omission of, the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date the Company actually receives such application, unless the Company shall have consented in writing to an earlier date) unless, prior to taking any such action (or prior to the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                           (h)  The Rights Agent and any stockholder,
director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company, become pecuniarily interested in any transaction in which the Company may be interested, contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                           (i)  The Rights Agent may execute and exercise any
of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised by the Rights Agent in the selection and continued employment or engagement thereof.

                           (j)  No provision of this Agreement shall require
the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent) or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                           (k)  If, with respect to any Rights Certificate
surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or clause 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock of the Company and Preferred Stock by registered or certified mail and to the holders of the Rights Certificates, if any, by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock of the Company and Preferred Stock by registered or certified mail and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. If no successor Rights Agent shall have been appointed within 30 days from the effectiveness of such removal, resignation or incapacity and no registered holder of any Rights Certificate has applied pursuant to this Agreement for the appointment of a new Rights Agent, the Company automatically shall be designated as successor Rights Agent. Any successor Rights Agent appointed by the Company or by such a court shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized to do business as a banking institution in such state, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and shall execute and deliver any further assurance, conveyance, act or deed necessary for that purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock of the Company and the Preferred Stock and shall mail a notice thereof in writing to the registered holders of Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock of the Company following the Distribution Date and prior to the redemption, exchange or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock of the Company so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement or upon the exercise, conversion or exchange of securities issued by the Company and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if and to the extent that the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if and to the extent that appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                  Section 23.  Redemption and Termination.

                           (a)  The Board may, at its option, at any time
prior to the earlier of (i) the Close of Business on the tenth Business Day (or such specified or unspecified later date as may be determined by the Board before the Rights cease to be redeemable) following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date) or
(ii) the Final Expiration Date, direct the Company to, and if directed, the Company shall, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), and the Company may, at its option, pay the Redemption Price in shares of Common Stock of the Company (based on the Current Market Price of the Common Stock of the Company at the time of redemption), cash or any other form of consideration deemed appropriate by the Board. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

                           (b)  Immediately upon the action of the Board
directing the Company to make the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate, and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board directing the Company to make the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to each record holder of the Common Stock of the Company at the address of such holder shown on the records of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

                  Section 24.  Exchange.

                           (a)  The Board may, at its option, at any time
after any Person becomes an Acquiring Person, direct the Company to, and if so directed, the Company shall, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock of the Company at an exchange ratio of one share of Common Stock of the Company per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person) becomes the Beneficial Owner of either (i) 50% or more of the shares of Common Stock of the Company then outstanding or
(ii) Voting Securities representing 50% or more of the Total Voting Power.

                           (b)  Immediately upon the action of the Board
directing the Company to exchange any Rights pursuant to subsection (a) of this Section 24 and without any further action and without notice, the right to exercise such Rights shall terminate, and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common
Stock of the Company
equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock of the Company for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                           (c)  In any exchange pursuant to this Section 24,
the Company, at its option, may substitute Preferred Stock (or other Equivalent Preferred Stock, as such term is defined in Section 11(b) hereof) for shares of Common Stock of the Company exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or unit of Equivalent Preferred Stock) for each share of such Common Stock, as appropriately adjusted to reflect adjustment in the voting rights of the Preferred Stock pursuant to
Section 3(a) of Exhibit A hereto, so that the fraction of a share of Preferred Stock (or unit of Equivalent Preferred Stock) delivered in lieu of each share of Common Stock of the Company shall have the same voting rights as one share of Common Stock of the Company.

                           (d)  In the event that there shall not be
sufficient shares of Common Stock of the Company issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock of the Company for issuance upon exchange of the Rights.

                           (e)  The Company shall not be required to issue
fractions of shares of Common Stock of the Company or to distribute certificates which evidence fractional shares of Common Stock of the Company. In lieu of such fractional shares of Common Stock of the Company, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock of the Company would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of such Common Stock. For the purposes of this subsection
(e), the current market value of
one whole share of Common Stock of the Company shall be the closing price of one such share of Common Stock or, if unavailable, the appropriate alternative price (in each case as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

                  Section 25.  Notice of Certain Events.

                           (a)  In case the Company shall propose, at any
time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Stock (other than a reclassification involving only the subdivision or split of outstanding shares of Preferred Stock), (iv) to effect any consolidation, combination or merger into or with any other Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof) or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, combination, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

                           (b)  In case any Section 11(a)(ii) Event shall occur,
 then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock of the Company or, if appropriate, other securities.

                  Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:


                  BankBoston Corporation
                  Mail Stop 01-25-01
                  100 Federal Street
                  Boston, Massachusetts  02110

                  Attention:  Corporate Clerk

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  BankBoston, N.A.
                  c/o EquiServe Limited Partnership
                  150 Royall Street
                  Canton, Massachusetts  02021

                  Attention:  Client Administration
                              BankBoston Corporation
                              Rights Agreement

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of any certificate representing shares of Common Stock of the Company) shall be sufficiently given or made if sent by first-class mail, insured, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  Section 27. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Board so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock of the Company. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Board so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of the Board to redeem the Rights, in either case at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, or the benefits to, the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price or the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock of the Company.

                  Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 29. Determinations and Actions by the Board, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock of the Company or Voting Securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of the Company or Voting Securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including without limitation, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board, the Outside Directors or the Company in good faith, shall
(x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board or the Outside Directors to any liability to the holders of the Rights or otherwise.

                  Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock of the Company).

                  Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provision of this Agreement requiring that a determination be made by the Outside Directors is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company's articles of organization and by-laws.

                  Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts, and for all purposes, this Agreement shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts made and to be performed entirely within such Commonwealth.

                  Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counter parts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                              BANKBOSTON CORPORATION


By /s/ Janice B. Liva                By /s/ Gary A. Spiess
  ------------------------------       -------------------------------
  Name: Janice B. Liva                 Name: Gary A. Spiess
  Title: Assistant Clerk               Title: Executive Vice President
                                              and General Counsel



Attest:                              BANKBOSTON, N.A., as Rights Agent


                                     By Its Agent, Boston EquiServe Division
                                        of EquiServe Limited Partnership

By /s/ William L. Goldberg           By /s/ Charles V. Rossi
  ------------------------------       -------------------------------
  Name: William L. Goldberg            Name: Charles V. Rossi
  Title: Managing Director             Title: President

                                                                       Exhibit A

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2471221

                        The Commonwealth of Massachusetts

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        CERTIFICATE OF VOTE OF DIRECTORS
                     ESTABLISHING A CLASS OR SERIES OF STOCK
                    (General Laws, Chapter 156B, Section 26)


We,_______________________________________________ , *President/*Vice President
and ______________________________________________ , *Clerk/*Assistant Clerk
of  BankBoston Corporation,
    --------------------------------------------------------------------------
                           (Exact name of corporation)
located at 100 Federal Street, Boston, MA 02110,
------------------------------------------------------------------------------
                (Street address of corporation in Massachusetts)

do hereby certify that at a meeting of the directors of the corporation held on December 17, 1998, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:







     * This Certificate of Vote of Directors Establishing a Class or Series of Stock replaces in its entirety the Certificate of Vote of Directors Establishing a Series of a Class of Stock filed by Bank of Boston Corporation (currently known as BankBoston Corporation) (the "Corporation") with the Secretary of State of the Commonwealth of Massachusetts on June 29, 1990, the provisions of which are currently contained in Article IV of the Restated Articles of Organization of the Corporation. As of the current date, no shares of Junior Participating Preferred Stock, Series D of the Corporation ever have been issued.






*Delete the inapplicable words.

VOTED: That pursuant to Article IV of the Articles of Organization, as amended, of the Corporation, the Board of Directors hereby establishes a series of preferred stock of the Corporation and hereby states the designation and number of shares, and fixes the preferences, voting powers, qualifications and special or relative rights or privileges thereof as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Junior Participating Preferred Stock, Series D" and the number of shares constituting such series shall be 500,000.

                  Section 2.  Dividends and Distributions.

                           (a)  Subject to the prior and superior rights of
the holders of any shares of any series of preferred stock of the Corporation ("Preferred Stock") ranking prior and superior to the shares of Junior Participating Preferred Stock, Series D with respect to dividends, the holders of shares of Junior Participating Preferred Stock, Series D shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Participating Preferred Stock, Series D, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $3.10 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in shares of common stock, par value $1.00 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Participating Preferred Stock, Series D. In the event the Corporation shall at any time after December 17, 1998 (the "Rights Dividend Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide or split the outstanding Common Stock, or (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Junior Participating Preferred Stock, Series D were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (b)  The Corporation shall declare a dividend or
distribution on the Junior Participating Preferred Stock, Series D as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $3.10 per share on the Junior Participating Preferred Stock, Series D shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           (c)  Dividends shall begin to accrue and be
cumulative on outstanding shares of Junior Participating Preferred Stock, Series D from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Junior Participating Preferred Stock, Series D, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Participating Preferred Stock, Series D entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Participating Preferred Stock, Series D in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Participating Preferred Stock, Series D entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Junior Participating Preferred Stock, Series D shall have the following voting rights:

                           (a)  Subject to the provision for adjustment
hereinafter set forth, each share of Junior Participating Preferred Stock, Series D shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide or split the outstanding Common Stock, or (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Junior Participating Preferred Stock, Series D were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (b)  Except as otherwise provided herein or as
required by law, the holders of shares of Junior Participating Preferred Stock, Series D and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                           (c)(i) If at any time dividends on any Junior Participating Preferred Stock, Series D shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Junior Participating Preferred Stock, Series D then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of preferred stock (including holders of the Junior Participating Preferred Stock, Series D) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

                           (ii) During any default period, such voting right of the holders of Junior Participating Preferred Stock, Series D may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders or special meeting in lieu of an annual meeting, and thereafter at annual meetings of stockholders or special meetings in lieu of an annual meeting, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of a majority in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting or special meeting in lieu of an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting (other than a special meeting in lieu of an annual meeting) does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Junior Participating Preferred Stock, Series D.

                           (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President of the Corporation or the Board of Directors. Notice of such meeting and of any annual meeting or special meeting in lieu of an annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), such holders of the Preferred Stock shall not have the right to call such a special meeting during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                           (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the

         Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the de fault period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
         (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                           (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the articles of organization or by-laws as then in effect irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the articles of organization or by-laws as then in effect). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                           (d)  Except as set forth herein, holders of Junior
Participating Preferred Stock, Series D shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4.  Certain Restrictions.

                           (a)  Whenever quarterly dividends or other
dividends or distributions payable on the Junior Participating Preferred Stock, Series D as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Participating Preferred Stock, Series D outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Participating Preferred Stock, Series D;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Participating Preferred Stock, Series D, except dividends paid ratably on the Junior Participating Preferred Stock, Series D, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) with the Junior Participating Preferred Stock, Series D, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Participating Preferred Stock, Series D;

                  (iv) purchase or otherwise acquire for consideration any shares of Junior Participating Preferred Stock, Series D or any shares of stock ranking on a parity with the Junior Participating Preferred Stock, Series D, except pursuant to
                  Section 8 or in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                           (b)  The Corporation shall not permit any
subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Junior Participating Preferred Stock, Series D purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6.  Liquidation, Dissolution or Winding Up.

                           (a)  Upon any liquidation (voluntary or otherwise),
dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Participating Preferred Stock, Series D unless, prior thereto, the holders of shares of Junior Participating Preferred Stock, Series D shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series D Liquidation Preference"). Following the payment of the full amount of the Series D Liquidation Preference, no additional distributions shall be made to the holders of shares of Junior Participating Preferred Stock, Series D unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series D Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being re ferred to as the "Adjustment Number"). Following the payment of the full amount of the Series D Liquidation Preference and the Common Adjustment in respect to all outstanding shares of Junior Participating Preferred Stock, Series D and Common Stock, respectively, holders of Junior Participating Preferred Stock, Series D and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Junior Participating Preferred Stock, Series D and Common Stock, on a per share basis, respectively.

                           (b)  In the event, however, that there are not
sufficient assets available to permit payment in full of the Series D Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Junior Participating Preferred Stock, Series D, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                           (c)  In the event the Corporation shall at any time
after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide or split the outstanding Common Stock or (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc. In case the
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case, the shares of Junior Participating Preferred Stock, Series D shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide or split the outstanding Common Stock, or (c) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Participating Preferred Stock, Series D shall be adjusted by multiplying such amount by a fraction; the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. Redemption. The outstanding shares of Junior Participating Preferred Stock, Series D may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from time to time, at a cash price per share equal to 100 percent of (a) the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (b) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale prices of the Common Stock during the 30 day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange, Inc. listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, Inc., or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such 30 day period, as quoted on the Nasdaq National Market or any quotation system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board of Directors in good faith.

                  Section 9. Ranking. The Junior Participating Pre ferred Stock, Series D shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets unless the terms of any such series shall provide otherwise.

                  Section 10. Amendment. At such time as shares of Junior Participating Preferred Stock, Series D are outstanding, the Articles of Organization of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Participating Preferred Stock, Series D so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Junior Participating Preferred Stock, Series D voting separately as a class.

                  Section 11. Fractional Shares. Junior Participating Preferred Stock, Series D may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of a holder of Junior Participating Preferred Stock, Series D.

                  Section 12. Cancellation. Any shares of the Junior Participating Preferred Stock, Series D redeemed, exchanged, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof; all such shares shall upon their cancellation become authorized but unissued shares of preferred stock.

SIGNED UNDER THE PENALTIES OF PERJURY, this _____ day of _________ , 19 _____ , _______________________________________________, *President/*Vice President
_______________________________________________, *Clerk/*Assistant Clerk


*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                        CERTIFICATE OF VOTE OF DIRECTORS
                    ESTABLISHING A CLASS OR SERIES OF STOCK
                    (General Laws, Chapter 156B, Section 26)


      ---------------------------------------------------------------------


          I hereby approve the within Certificate of Vote of Directors and, the filing fee in the amount of $__________ having been paid, said certificate is deemed to have been filed with me this ___ day of ____________________, 19 .



          Effective date: __________________________________________________





                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth













                    TO BE FILLED IN BY CORPORATION Photocopy
                           of document to be sent to:


               --------------------------------------------------

               --------------------------------------------------

               --------------------------------------------------

              Telephone: _________________________________________

                                                                       Exhibit B


                          [Form of Rights Certificate]


Certificate No. R-                                              _________ Rights


NOT EXERCISABLE AFTER December 17, 2008, SUBJECT TO EARLIER REDEMPTION, EXCHANGE OR EXPIRATION PURSUANT TO THE RENEWED RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RENEWED RIGHTS AGREEMENT. THE RIGHTS EVIDENCED BY THIS CERTIFICATE SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION FOR THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RENEWED RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO IS, WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE
OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RENEWED RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION
7(E) OF SUCH AGREEMENT.]*


--------

* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

                               Rights Certificate

                             BANKBOSTON CORPORATION

                  This certifies that _____________________________, or
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Renewed Rights Agreement, dated as of December 17, 1998, as amended, restated, renewed or extended from time to time (the "Rights Agreement"), between BankBoston Corporation, a Massachusetts corporation (the "Company"), and BankBoston, N.A., a national banking association (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Boston, Massachusetts time) on December 17, 2008 at the office or offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one one-thousandth of a fully paid, nonassessable share of Junior Participating Preferred Stock, Series D, no par value per share, of the Company (the "Preferred Stock"), at a purchase price of $160 per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and included Certificate duly completed and executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ____________________________, _________________________________, based on the
Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  As more fully set forth in the Rights Agreement, from and after the first occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) which the Board (as defined in the Rights Agreement), in its sole discretion, determines is or was involved in or caused or facilitated, directly or indirectly (including through a change in the Board), such Section 11(a)(ii) Event, (ii) a transferee of such Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee after such Acquiring Person becomes such or (iii) under certain circumstances specified in the Rights Agreement, a transferee of such Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void without any further action, and no holder hereof shall have any right with respect to such Rights, whether under the Rights Agreement or otherwise.

                  As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as defined in the Rights Agreement).

                  This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Reference is also made to the Rights Agreement for definitions of capitalized terms used and not defined herein. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

                  This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised or exchanged in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised or exchanged.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the Close of Business on (i) the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) and (ii) the Final Expiration Date (as defined in the Rights Agreement).

                  If the Company so determines, no fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividend or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of   __________________

                                              BANKBOSTON CORPORATION


                                              By
                                                --------------------------------
                                                Title:



                                              By
                                                --------------------------------
                                                Title:



Countersigned:

BANKBOSTON, N.A.


By
  --------------------------
  Authorized Signature

                  [Form of Reverse Side of Rights Certificate]


                                   ASSIGNMENT


                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED _____________________________________________________________
hereby sells, assigns and transfers unto________________________________________

________________________________________________________________________________
                  (Please print name and address of transferee)


________________________________________________________________________________


this Rights Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint
____________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated: __________________



                                    ------------------------------
                                    Signature



Signature Guaranteed:

                                   Certificate

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ________________________                          _______________________
                                                         Signature


Signature Guaranteed:


                                     NOTICE

                  The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                              ELECTION TO PURCHASE

                      (To be executed if holder desires to
                       exercise Rights represented by the
                              Rights Certificate.)


To:      BANKBOSTON CORPORATION

                  The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable or such other assets which may be deliverable upon the exercise of the Rights) and requests that certificates for any such shares or securities be issued in the name of and delivered to:


Please insert social security
or other identifying number



--------------------------------------------------------------------------------
                         (Please print name and address)



--------------------------------------------------------------------------------

                  If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number



--------------------------------------------------------------------------------

                         (Please print name and address)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Dated: _________________


                                                              ------------------
                                                              Signature


Signature Guaranteed:


                                   Certificate

                  The undersigned hereby certifies by checking the appro priate boxes that:

                  (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: ___________________

                                                              ------------------
                                                              Signature

Signature Guaranteed:

                                     NOTICE


                  The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.